DHI Group Reports Growth in Ongoing Tech-Focused Revenue
Authorizes New Stock Repurchase Plan

NEW YORK, New York May 2, 2019 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), today announced the following financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

▪	Revenues were $37.1 million. Ongoing tech-focused[1] revenues were up 1% year over year and 2% excluding the effect of foreign exchange

▪	Dice revenues were $23.1 million, down 1% compared to the prior year period, marking a sustained trend of improvement

▪	eFinancialCareers revenues were $8.2 million, in line year over year, excluding foreign exchange

▪	ClearanceJobs revenues were $5.8 million, up 20% year over year, the thirteenth consecutive quarter of at least 20% year over year revenue growth

▪	Net income was $1.6 million, or $0.03 per diluted share

▪	Cash flow from operations was $3.2 million

▪	Adjusted EBITDA[2] was $8.5 million and Adjusted EBITDA margin[2] was 23%, the third consecutive quarter of sequential margin improvement

Commenting on the results, Art Zeile, President and CEO of DHI Group, Inc., said:

"Our solid quarterly results, which included revenue growth from our ongoing tech-focused1 business for the first time in several years, reflect the continued positive momentum we are generating against our tech-focused strategy and the hard work of our entire team. We continued to deliver solid adjusted EBITDA margins2 while also investing in sales, marketing and innovation."

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

First Quarter 2019 Business Highlights

Dice

▪	Completed migration of 99% of Dice customers to TalentSearch with Intellisearch, generating positive feedback and a double-digit increase in usage.

▪	Launched Candidate Match, which uses DHI's AI-based technology skills data model to grade each candidate's skills, experience and relevance against the requirements of a job posting.

▪
Introduced performance-based products alongside the Company's current user-based model. The enhancement, which has been offered in ClearanceJobs to great success, enables clients to pay on a consumption basis.

ClearanceJobs

▪	Introduced Pulse, a unified news feed for candidates, which enables a stream of information from recruiters connected to a candidate.

▪
ClearanceJobs hit a new record for job postings and candidate connections and doubled nearly every engagement metric since the launch of its Next Generation platform, including increases in the amount of messages processed and the number of searches on the platform.

eFinancialCareers

▪	Released Job Search during the quarter, which is an improved capability to assist candidates in finding jobs that are more relevant to their resume and background.

▪	Introduced performance-based products, which are now in the pilot phase, and are being offered alongside the Company's current user-based model.

Recent Developments
In April 2019, the Board of Directors authorized the purchase of up to an additional $7 million of the Company's common stock through May 2020, renewing the Company’s prior stock repurchase program. Under the plan, management has discretion in determining the conditions under which shares may be purchased from time to time.

Business Outlook
The Company believes that its ongoing tech-focused1 business will continue to achieve modest improvements in revenue growth rate as the year progresses. The Company further anticipates that Dice will turn to positive year over year revenue growth in the second half of 2019. The Company expects to make further progress on rationalizing its expenses, while at the same time investing prudently for growth, which should enable the Company to maintain its current level of Adjusted EBITDA margin2 for the year. The Company is unable to provide guidance for net income, because it cannot reasonably assess the impact of stock-based compensation and income tax expense.

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, May 2, 2019, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing +1-877-790-5362 (in the U.S.) or +1-647-689-5635 (outside the U.S.) and entering the conference ID 4974927 or asking to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measurements in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues

Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues. Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We undertake no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investor Contact

Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended March 31,
	2019	2018

Revenues	$37,120	$43,071

Operating expenses:
Cost of revenues	3,825	5,157
Product development	4,196	5,463
Sales and marketing	14,279	16,267
General and administrative	7,928	10,382
Depreciation	2,425	2,290
Amortization of intangible assets	—	291
Disposition related and other costs	875	1,011
Total operating expenses	33,528	40,861
Gain on sale of businesses, net	—	4,639
Operating income	3,592	6,849
Interest expense and other	(105)	(546)
Other expense	—	(9)
Income before income taxes	3,487	6,294
Income tax expense	1,899	2,791
Net income	$1,588	$3,503

Basic earnings per share	$0.03	$0.07
Diluted earnings per share	$0.03	$0.07

Weighted average basic shares outstanding	48,103	48,258
Weighted average diluted shares outstanding	50,330	48,974

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,588	$3,503
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,425	2,290
Amortization of intangible assets	—	291
Deferred income taxes	(55)	82
Amortization of deferred financing costs	37	49
Stock based compensation	1,458	2,509
Change in accrual for unrecognized tax benefits	121	220
Gain on sale of businesses, net	—	(4,639)
Changes in operating assets and liabilities:
Accounts receivable	(2,209)	10,956
Prepaid expenses and other assets	376	1,070
Capitalized contract costs	708	(1,398)
Accounts payable and accrued expenses	(7,619)	(6,007)
Income taxes receivable/payable	1,496	1,676
Deferred revenue	4,785	(3,745)
Other, net	127	61
Net cash flows from operating activities	3,238	6,918
Cash flows from (used in) investing activities:
Cash received from sale of businesses	—	3,520
Purchases of fixed assets	(3,052)	(1,825)
Net cash flows from (used in) investing activities	(3,052)	1,695
Cash flows used in financing activities:
Payments on long-term debt	(15,000)	(6,000)
Proceeds from long-term debt	14,000	2,000
Payments under stock repurchase plan	(491)	—
Purchase of treasury stock related to vested restricted stock units	(532)	(325)
Net cash flows used in financing activities	(2,023)	(4,325)
Effect of exchange rate changes	59	(149)
Net change in cash for the period	(1,778)	4,139
Cash, beginning of period	6,472	12,068
Cash, end of period	$4,694	$16,207

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2019	December 31, 2018
Current assets
Cash	$4,694	$6,472
Accounts receivable, net	25,157	22,850
Income taxes receivable	662	2,203
Prepaid and other current assets	6,545	7,330
Total current assets	37,058	38,855
Fixed assets, net	16,646	15,890
Acquired intangible assets	39,000	39,000
Capitalized contract costs	7,259	7,939
Goodwill	155,382	153,974
Deferred income taxes	143	136
Operating lease right of use asset	17,533	—
Other assets	2,555	2,591
Total assets	$275,576	$258,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,532	$25,030
Operating lease liabilities	3,926	—
Deferred revenue	59,954	54,723
Income taxes payable	1,128	1,168
Total current liabilities	82,540	80,921
Long-term debt, net	16,325	17,288
Deferred income taxes	10,402	10,444
Deferred revenue	1,058	1,363
Accrual for unrecognized tax benefits	1,801	1,680
Operating lease liabilities	14,250	—
Other long-term liabilities	385	1,334
Total liabilities	126,761	113,030
Total stockholders’ equity	148,815	145,355
Total liabilities and stockholders’ equity	$275,576	$258,385

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three month periods ended March 31, 2019 and 2018 and balance sheets as of March 31, 2019 and December 31, 2018 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended March 31,
	2019	2018
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,588	$3,503
Interest expense	109	546
Income tax expense	1,899	2,791
Depreciation	2,425	2,290
Amortization of intangible assets	—	291
Non-cash stock based compensation	1,458	2,509
Gain on sale of businesses, net	—	(4,639)
Disposition related and other costs	875	1,011
Legal contingencies and related fees	144	1,389
Divested businesses	—	(1,354)
Other	(4)	8
Adjusted EBITDA	$8,494	$8,345

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$3,238	$6,918
Interest expense	109	546
Amortization of deferred financing costs	(37)	(49)
Income tax expense	1,899	2,791
Deferred income taxes	55	(82)
Change in accrual for unrecognized tax benefits	(121)	(220)
Change in accounts receivable	2,209	(10,956)
Change in deferred revenue	(4,785)	3,745
Disposition related and other costs	875	1,011
Legal contingencies and related fees	144	1,389
Divested businesses	—	(1,354)
Changes in working capital and other	4,908	4,606
Adjusted EBITDA	$8,494	$8,345

Dice Recruitment Package Customers
Beginning of period	6,200	6,450
End of period	6,100	6,200

Average for the period (1)	6,100	6,250

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,134	$1,112

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended March 31, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$3,592	$—	$3,592
Depreciation	2,425	—	2,425
Non-cash stock based compensation expense	1,458	—	1,458
Disposition related and other costs	875	—	875
Legal contingencies and fees	144	—	144
Adjusted EBITDA	$8,494	$—	$8,494

	For the three months ended March 31, 2018
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$1,656	$5,193	$6,849
Depreciation	2,157	133	2,290
Amortization of intangible assets	—	291	291
Non-cash stock based compensation expense	2,399	110	2,509
Disposition related and other costs	744	267	1,011
Legal contingencies and fees	1,389	—	1,389
Gain on sale of businesses	—	(4,639)	(4,639)
Divested businesses	—	(1,354)	(1,354)
Other	—	(1)	$(1)
Adjusted EBITDA	$8,345	$—	$8,345

	For the three months ended March 31, 2019
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Other	Total
Revenues	$37,120	$—	$37,120
Divested businesses	—	—	—
Adjusted Revenues	$37,120	$—	$37,120

	For the three months ended March 31, 2018
Reconciliation of Revenues to Adjusted Revenues	Tech-focused	Other	Total
Revenues	$37,941	$5,130	$43,071
Divested businesses	—	(5,130)	(5,130)
Adjusted Revenues	$37,941	$—	$37,941

Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, Targeted Job Fairs and Corporate.
Other:[1] Hcareers, Rigzone, and BioSpace.

[1] Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)
	Revenue
	Q1 2019	Q1 2018	Change	$ Fx Impact
Dice	$23,146	$23,282	(1)%	$—
eFinancialCareers	8,192	8,563	(4)%	(411)
ClearanceJobs	5,782	4,804	20%	—
Tech-focused, excluding Dice Europe	37,120	36,649	1%	(411)
Dice Europe (1)	—	1,292	n.m.	—
Tech-focused	37,120	37,941	(2)%	(411)
Hcareers (2)	—	3,393	n.m.	—
Rigzone (2)	—	1,525	n.m.	—
BioSpace (2)	—	212	n.m.	—
Other	—	5,130	n.m.	—
Total Revenues	$37,120	$43,071	(14)%	$(411)

Net Income	$1,588	$3,503
Diluted earnings per share	$0.03	$0.07
Adjusted Revenues	$37,120	$37,941
Adjusted EBITDA	$8,494	$8,345
Adjusted EBITDA Margin	23%	22%

(1) Dice Europe ceased operations on August 31, 2018.
(2) Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.